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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Time Warner Inc. ("TWI") and Time Warner Capital I, Time Warner Capital II and Time Warner Capital III (each a "Trust") and related Prospectus Supplement of TWI and Time Warner Capital I for the registration of Preferred Trust Securities of the Trusts, Subordinated Debentures of TWI, and the guarantees of Preferred Securities of the Trusts by TWI, and to the incorporation by reference therein of (i) our report dated October 7, 1994, with respect to the financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries for each of the three years in the period ended July 31, 1994, and (ii) our report dated March 24, 1995, with respect to the financial statements of Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries for each of the three years in the period ended December 31, 1994, appearing in the Current Report on Form 8-K of TWI dated May 30, 1995, filed with the Securities and Exchange Commission.


                                                 PAUL SCHERER & COMPANY LLP


New York, New York
August 1, 1995